As filed with the Securities and Exchange Commission on November 6, 2014
Registration No. 333-________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S‑8
REGISTRATION STATEMENT
Under The Securities Act of 1933
REALNETWORKS, INC.
(Exact name of Registrant as specified in its charter)
Washington	91-1628146
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
1501 First Avenue South, Suite 600 Seattle, Washington 98134
(Address including zip code, of principal executive offices)

RealNetworks, Inc. 2005 Stock Incentive Plan, as Amended and Restated
(Full title of the plan)
MICHAEL PARHAM SENIOR VICE PRESIDENT, GENERAL COUNSEL AND CORPORATE SECRETARY REALNETWORKS, INC. 1501 First Avenue South, Suite 600 Seattle, Washington 98134 (206) 674-2700
(Name, address, and telephone number, including area code, of agent for service)
Copy to:
PATRICK J. SCHULTHEIS, ESQ. WILSON SONSINI GOODRICH & ROSATI PROFESSIONAL CORPORATION 701 Fifth Avenue, Suite 5100 Seattle, WA 98104-7036 (206) 883-2500
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

   Large accelerated filer Accelerated filer
   Non-accelerated filer (Do not check if a smaller reporting company) Smaller reporting company

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value, to be issued under the RealNetworks, Inc. 2005 Stock Incentive Plan (the “Plan”)	5,000,000	$(6.955200)	$34,775,000	$4,040.86

(1)    Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.
(2)    Estimated in accordance with Rules 457(h)(1) and 457(c) under the Securities Act of 1933. The proposed maximum offering price per share of $6.955 was computed by averaging the high and low prices of a share of the Registrant’s Common Stock as reported on the Nasdaq Global Select Market on October 30, 2014.

REALNETWORKS, INC.
REGISTRATION STATEMENT ON FORM S-8
EXPLANATORY NOTE
We are filing this Registration Statement to register an additional 5,000,000 shares of our common stock for issuance under the RealNetworks, Inc. 2005 Stock Incentive Plan, as amended (the “2005 Plan”). The increase in the number of shares authorized for issuance under the 2005 Plan was approved by our shareholders at our 2014 annual meeting held September 17, 2014. The contents of the Registration Statement on Form S-8 filed by the Registrant with the Securities and Exchange Commission on November 9, 2007 (File No. 333-147279) and September 20, 2005 (File No. 333-128444), including periodic reports that the Registrant filed after the filing of such Forms S-8 to maintain current information about the Registrant, are incorporated herein by reference into this Registration Statement pursuant to General Instruction E to Form S-8.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The documents containing the information specified in this Item 1, both in Item 1. Plan Information and Item 2. Registrant Information and Employee Plan Annual Information, will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1) of the Securities Act. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE
The following documents and information previously filed with the Commission by RealNetworks, Inc. (the “Registrant”) are hereby incorporated in this Registration Statement by reference:
•The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the Commission on March 6, 2014, pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);
•The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014, filed with the Commission on May 8, 2014, August 7, 2014 and November 6, 2014, respectively, pursuant to Section 13(a) of the Exchange Act;
•The Registrant’s Current Reports on Form 8-K filed with the Commission on February 5, 2014, February 13, 2014, April 8, 2014, May 7, 2014, June 10, 2014, July 25, 2014, July 30, 2014, August 12, 2014, September 19, 2014, and November 3, 2014, pursuant to Section 13 or 15(d) of the Exchange Act (other than the portions of these documents not deemed to be filed); and
•The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on September 26, 1997, pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this Registration Statement (other than Current Reports on Form 8-K containing Regulation FD disclosure furnished under Item 7.01 or Results of Operations and Financial Condition disclosure furnished under Item 2.02 and exhibits relating to such disclosures, unless otherwise specifically stated in such Current Report on Form 8-K), shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
ITEM 4.    DESCRIPTION OF SECURITIES
Not applicable.
ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL
Not applicable.
ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS
Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act (the “WBCA”) authorize a court to award, or a corporation’s board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act. The registrant’s Restated Articles of Incorporation and Amended and Restated Bylaws provide for indemnification of the registrant’s directors, officers, employees and agents to the maximum extent permitted by Washington law. The directors and officers of the registrant also may be indemnified against liability they may incur for serving in that capacity pursuant to a liability insurance policy maintained by the registrant for such purpose. Section 23B.08.320 of the WBCA authorizes a corporation to limit a director’s liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, knowing violations of law or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. The registrant’s Amended and Restated Articles of Incorporation contain provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director’s liability to the registrant and its shareholders. The registrant has entered into certain indemnification agreements with its officers and directors. The indemnification agreements provide the registrant’s officers and directors with indemnification to the maximum extent permitted by the WBCA.
The Registrant maintains insurance covering its directors and officers against certain liabilities incurred by them in their capacities as such, including among other things, certain liabilities under the Securities Act of 1933, as amended.
ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED
Not applicable.
ITEM 8.    EXHIBITS

Exhibit No.	Description
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to the legality of securities being registered
23.1	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1 of the Registration Statement)
23.2	Consent of Independent Registered Public Accounting Firm
24.1	Power of Attorney (included on signature page)
99.1	RealNetworks, Inc. 2005 Stock Incentive Plan, as amended and restated (incorporated by reference to Exhibit 10.1 of the Quarterly Report on Form 10-Q filed on November 6, 2014 (File No. 000-23137))
ITEM 9.    UNDERTAKINGS
(a)The undersigned Registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the

Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on November 5, 2014.
RealNetworks, Inc.
By: /s/ Michael Parham
Michael Parham
Senior Vice President, General Counsel and Secretary
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Rob Glaser and Michael Parham, and each of them, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, and (iii) take any and all actions that may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.
In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date
/s/ Robert Glaser Robert Glaser	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	Nov. 5, 2014
/s/ Tim M. Wan Tim M. Wan	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	Nov. 5, 2014
/s/ John E. Cunningham, IV John E. Cunningham, IV	Director	Nov. 5, 2014
/s/ Michael T. Galgon Michael T. Galgon	Director	Nov. 5, 2014
/s/ Dawn G. Lepore Dawn G. Lepore	Director	Nov. 5, 2014
/s/ Janice Roberts Janice Roberts	Director	Nov. 5, 2014
/s/ Michael B. Slade Michael B. Slade	Director	Nov. 5, 2014
/s/ Dominique Trempont Dominique Trempont	Director	Nov. 5, 2014

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to the legality of securities being registered
23.1	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1 of the Registration Statement)
23.2	Consent of Independent Registered Public Accounting Firm
24.1	Power of Attorney (included on signature page)
99.1	RealNetworks, Inc. 2005 Stock Incentive Plan, as amended and restated (incorporated by reference to Exhibit 10.1 of the Quarterly Report on Form 10-Q filed on November 6, 2014 (File No. 000-23137))